Exhibit 23.7

CONSENT OF STANDARD & POOR’S CORPORATE VALUE CONSULTING

We hereby consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-4 (the “Registration Statement”), of American Home Mortgage Investment Corp. (“American Home”) relating to the acquisition of Apex Mortgage Capital, Inc. (“Apex”), of our opinion letter, dated March 11, 2003, and to the references of our Firm’s name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

/S/    STANDARD & POOR’S CVC

Standard & Poor’s Corporate Value Consulting

By:  Stephen C. Gerard, Managing Director

October 9, 2003